                                                                     EXHIBIT 4.1

________________________________________________________________________________




                      Anthony Crane Rental holdings, L.P.
                  Anthony Crane Holdings Capital Corporation

                             SERIES A AND SERIES B
                  13 3/8% SENIOR DISCOUNT DEBENTURES DUE 2009
                                   INDENTURE


                        ______________________________



                           Dated as of July 22, 1998



                        ______________________________



                      State Street Bank and Trust Company


                                    Trustee

                                _______________




________________________________________________________________________________

                             CROSS-REFERENCE TABLE

Trust Indenture
 Act Section                                                                         Indenture Section
310  (a)(1)....................................................................             7.10
     (a)(2)....................................................................             7.10
     (a)(3)....................................................................             N.A.
     (a)(4)....................................................................             N.A.
     (a)(5)....................................................................             7.10
     (b).......................................................................             7.10
     (c).......................................................................             N.A.
311  (a).......................................................................             7.11
     (b).......................................................................             7.11
     (c).......................................................................             N.A.
312  (a).......................................................................             2.05
     (b).......................................................................            11.03
     (c).......................................................................            11.03
313  (a).......................................................................             7.06
     (b)(1)....................................................................            10.03
     (b)(2)....................................................................             7.07
     (c).......................................................................         7.06;11.02
     (d).......................................................................             7.06
314  (a).......................................................................         4.03;11.02
     (b).......................................................................            10.02
     (c)(1)....................................................................            11.04
     (c)(2)....................................................................            11.04
     (c)(3)....................................................................             N.A.
     (e).......................................................................            11.05
     (f).......................................................................             N.A.
315  (a).......................................................................             7.01
     (b).......................................................................         7.05,11.02
     (c).......................................................................             7.01
     (d).......................................................................             7.01
     (e).......................................................................             6.11
316  (a) (last sentence).......................................................             2.09
     (a)(1)(A).................................................................             6.05
     (a)(1)(B).................................................................             6.04
     (a)(2)....................................................................             N.A.
     (b).......................................................................             6.07
     (c).......................................................................             2.12
317  (a)(1)....................................................................             6.08
     (a)(2)....................................................................             6.09
     (b).......................................................................             2.04
318  (a).......................................................................            11.01
     (b).......................................................................             N.A.
     (c).......................................................................            11.01
N.A. means not applicable

*This Cross Reference Table is not part of this Indenture

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE 1.        DEFINITIONS AND INCORPORATION BY REFERENCE....................................................   1

Section 1.01.     Definitions...................................................................................   1
Section 1.02.     Other Definitions.............................................................................  19
Section 1.03.     ..............................................................................................  19
Section 1.04      Rules of Construction.........................................................................  20

ARTICLE 2.        THE DEBENTURES................................................................................  20

Section 2.01.     Form and Dating...............................................................................  20
Section 2.02.     Execution and Authentication..................................................................  21
Section 2.03.     Registrar and Paying Agent....................................................................  22
Section 2.04.     Paying Agent to Hold Money in Trust...........................................................  22
Section 2.05.     Holder Lists..................................................................................  23
Section 2.06.     Transfer and Exchange.........................................................................  23
Section 2.07.     Replacement Debentures........................................................................  35
Section 2.08.     Outstanding Debentures........................................................................  35
Section 2.09.     Treasury Debentures...........................................................................  36
Section 2.10.     Temporary Debentures..........................................................................  36
Section 2.11.     Cancellation..................................................................................  36
Section 2.12.     Defaulted Interest............................................................................  36

ARTICLE 3.        REDEMPTION AND PREPAYMENT.....................................................................  37

Section 3.01.     Notices to Trustee............................................................................  37
Section 3.02.     Selection of Debentures to Be Redeemed........................................................  37
Section 3.03.     Notice of Redemption..........................................................................  37
Section 3.04.     Effect of Notice of Redemption................................................................  38
Section 3.05.     Deposit of Redemption Price...................................................................  38
Section 3.06.     Debentures Redeemed in Part...................................................................  38
Section 3.07.     Optional Redemption...........................................................................  39
Section 3.08.     Mandatory Redemption..........................................................................  39
Section 3.09.     Offer to Purchase by Application of Net Proceeds Offer Amount.................................  39

ARTICLE 4.        COVENANTS.....................................................................................  41

Section 4.01.     payment of debentures.........................................................................  41
Section 4.02.     Maintenance of Office or Agency...............................................................  41
Section 4.03.     Reports.......................................................................................  42
Section 4.04.     compliance certificate........................................................................  42
Section 4.05.     Taxes.........................................................................................  43
Section 4.06.     Stay, Extension and Usury Laws................................................................  43
Section 4.07.     Restricted Payments...........................................................................  43
Section 4.08.     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.....................  46
Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock....................................  46
Section 4.10.     Asset Sales...................................................................................  49

Section 4.11.     Transactions with Affiliates..................................................................  51
Section 4.12.     Liens.........................................................................................  52
Section 4.13.     Conduct of Business...........................................................................  52
Section 4.14.     Corporate Existence...........................................................................  52
Section 4.15.     REPURCHASE AT THE OPTION OF HOLDERS...........................................................  52
Section 4.16.     Sale Leaseback Transactions...................................................................  53

ARTICLE 5.        SUCCESSORS....................................................................................  54

Section 5.01.     Merger, Consolidation, or Sale of Assets......................................................  54
Section 5.02.     Successor Corporation Substituted.............................................................  54

ARTICLE 6.        DEFAULTS AND REMEDIES.........................................................................  55

Section 6.01.     Events of Default.............................................................................  55
Section 6.02.     Acceleration..................................................................................  56
Section 6.03.     Other Remedies................................................................................  57
Section 6.04.     Waiver of Past Defaults.......................................................................  57
Section 6.05.     Control by Majority...........................................................................  57
Section 6.06.     Limitation on Suits...........................................................................  58
Section 6.07.     Rights of Holders of Debentures to Receive Payment............................................  58
Section 6.08.     Collection Suit by Trustee....................................................................  58
Section 6.09.     Trustee May File Proofs of Claim..............................................................  58
Section 6.10.     Priorities....................................................................................  59
Section 6.11.     Undertaking for Costs.........................................................................  59

ARTICLE 7.        TRUSTEE.......................................................................................  60

Section 7.01.     Duties of Trustee.............................................................................  60
Section 7.02.     Rights of Trustee.............................................................................  61
Section 7.03.     Individual Rights of Trustee..................................................................  61
Section 7.04.     Trustee's Disclaimer..........................................................................  62
Section 7.05.     Notice of Defaults............................................................................  62
Section 7.06.     Reports by Trustee to Holders of the Debentures...............................................  62
Section 7.07.     Compensation and Indemnity....................................................................  62
Section 7.08.     Replacement of Trustee........................................................................  63
Section 7.09.     Successor Trustee by Merger, etc..............................................................  64
Section 7.10.     Eligibility; Disqualification.................................................................  64
Section 7.11.     Preferential Collection of Claims Against Issuers.............................................  64

ARTICLE 8.        LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................................................  64

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance......................................  64
Section 8.02.     Legal Defeasance and Discharge................................................................  65
Section 8.03.     Covenant Defeasance...........................................................................  65
Section 8.04.     Conditions to Legal or Covenant Defeasance....................................................  65
Section 8.05.     Deposited Money and Government Securities to be Held in Trust;
                  Other Miscellaneous Provisions................................................................  67
Section 8.06.     Repayment to Issuers..........................................................................  67
Section 8.07.     Reinstatement.................................................................................  67

ARTICLE 9.        AMENDMENT, SUPPLEMENT AND WAIVER..............................................................  68

Section 9.01.     Without Consent of Holders of Debentures......................................................  68

Section 9.02.     With Consent of Holders of Debentures.........................................................  68
Section 9.03.     Compliance with Trust Indenture Act...........................................................  70
Section 9.04.     Revocation and Effect of Consents.............................................................  70
Section 9.05.     Notation on or Exchange of Debentures.........................................................  70
Section 9.06.     Trustee to Sign Amendments, etc...............................................................  70

ARTICLE 10.       MISCELLANEOUS.................................................................................  70

Section 10.01.    Trust Indenture Act Controls..................................................................  70
Section 10.02.    Notices.......................................................................................  70
Section 10.03.    Communication by Holders of Debentures with Other Holders of Debentures.......................  72
Section 10.04.    Certificate and Opinion as to Conditions Precedent............................................  72
Section 10.05.    Statements Required in Certificate or Opinion.................................................  72
Section 10.06.    Rules by Trustee and Agents...................................................................  72
Section 10.07.    No Personal Liability of Partners, Directors, Officers, Employees and Stockholders............  72
Section 10.08.    Governing Law.................................................................................  73
Section 10.09.    No Adverse Interpretation of Other Agreements.................................................  73
Section 10.10.    Successors....................................................................................  73
Section 10.11.    Severability..................................................................................  73
Section 10.12.    Counterpart Originals.........................................................................  73
Section 10.13.    Table of Contents, Headings, etc..............................................................  73

EXHIBITS

Exhibit A FORM OF DEBENTURES
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

          INDENTURE dated as of July 22, 1998 among Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company"), Anthony Crane Holdings Capital Corporation, a Delaware corporation ("AC Holdings Corp." and, together with Holdings, the "Issuers"), and State Street Bank and Trust Company, as trustee (the "Trustee").

          The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13 3/8% Series A Senior Discount Debentures due 2009 (the "Series A Notes") and the 13 3/8% Series B Discount Debentures due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

          "Accreted Value" means for each $1,000 of Debentures, as of any date of determination prior to August 1, 2003, the sum of (i) the initial offering price of each Debenture and (ii) that portion of the excess of the principal amount of each Debenture over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each February 1 and August 1 at the rate of 13 3/8% per annum from the date of issuance of the Debentures through the date of determination.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Holdings or that is assumed by Holdings or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, in each case excluding any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Holdings or such acquisition.

          "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Holdings. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than Holdings or any Subsidiary of Holdings) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

          "Asset Acquisition" means (a) an Investment by Holdings or any Restricted Subsidiary of Holdings in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of Holdings, or shall be merged with or into Holdings or any Restricted Subsidiary of Holdings, or (b) the acquisition by Holdings or any Restricted Subsidiary of Holdings of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value (other than operating leases entered into in the ordinary course of business (other than Sale and Leaseback Transactions)) by Holdings or any of its Restricted Subsidiaries to any Person other than Holdings or a Restricted Subsidiary of Holdings of (a) any Capital Stock of any Restricted Subsidiary of Holdings or (b) any other property or assets of Holdings or any Restricted Subsidiary of Holdings other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which Holdings or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all substantially all of the assets of Holdings as permitted under Section 5.01 or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,
(v) the licensing of intellectual property, (vi) disposals or replacements of used or obsolete cranes and equipment in the ordinary course of business, (vii) the sale, lease conveyance, disposition or other transfer by Holdings or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by Section 4.07 and (viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 100% of the orderly liquidation value of cranes and lifting equipment; (ii) 75% of the orderly liquidation value of trucks and trailers; (iii) 85% of the face amount of all accounts receivable owned by Holdings and its Restricted Subsidiaries as of such date that are not more than 90 days past due, as calculated on a consolidated basis and in accordance with GAAP and (iv) 75% of the book value of spare parts inventory. To the extent that information is not available as to the amount of accounts receivable as of a specific date, Holdings may utilize the most recent available information for purposes of calculating the Borrowing Base.

          "Business Day" means any day other than a Legal Holiday.

          "Cedel" means Cedel Bank, SA.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Certificated Debenture" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries (determined on a consolidated basis) to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than a Principal or a Related Party of a Principal; (ii) the approval by the holders of Capital Stock of one or more of the Issuers or the General Partner of any plan or proposal for the liquidation or dissolution of the Issuers or the General Partner (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than one of the Principals or their respective Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of more than 50% of either the aggregate Voting Stock or Capital Stock of one of the Issuers, the General Partner or any successor to all or substantially all of their respective assets; (iv) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of Holdings; (v) the first day on which Holdings fails to own 100% of the issued and outstanding Equity Interests of AC Holdings Corp.; and (vi) (A) for so long as Holdings is a partnership (or other pass-through entity for federal income tax purposes) with a limited liability company serving as the

General Partner, the first day on which a majority of the members of the Management Committee of the General Partner are not Continuing Members and (B) at all such other times, the first day on which a majority of the members of Holdings Management Committee are not Continuing Members. Notwithstanding the foregoing, any reorganization of Holdings and Anthony Crane Holdings Capital Corporation pursuant to the last sentence of Section 5.01 shall not constitute a Change of Control under this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Anthony Crane Rental, L.P., a Pennsylvania limited partnership, and its successors.

          "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of such Person's (i) Consolidated Net Income (less any gains on Used Crane Sales) and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and any provision for taxes paid or accrued based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income, (B) Consolidated Interest Expense, (C) Consolidated Noncash Charges, (D) all one-time cash compensation payments made in connection with the Transactions, and (E) any payments related to addressing Holdings' or any of its Restricted Subsidiaries "Year 2000" information systems issues or to re-engineering efforts that must be expensed in accordance with EITF 97-13.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period and
(ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings) associated with such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating

Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating rate, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write off of debt issuance costs incurred on or prior to the date of this Indenture) plus (ii) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, provided that with respect to any series of preferred stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Debentures, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during such period for purposes of clause (ii) of this definition.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness (including amortization or write-off of debt issuance costs) of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, (ii) the consolidated interest expense incurred by such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) the interest component of Capitalized Lease Obligations and imputed interest with respect to Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, (i) the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (a) gains (or losses) from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains (or losses) due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains (or losses) (including, without limitation, severance, relocation, other restructuring costs and multiemployer pension plan insured liability payments), and the related tax effects according to GAAP and any related Tax Amounts with respect thereto, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged or consolidated with Holdings or any Restricted Subsidiary of Holdings, (e) the net income of any

Restricted Subsidiary of Holdings to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of Holdings of that income is restricted by operation of its charter (or the equivalent thereof), operation of law or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) the net income of any Person, other than a Restricted Subsidiary of Holdings, except to the extent of cash dividends or distributions paid to Holdings or a Restricted Subsidiary of Holdings by such Person, (g) only for purposes of clause (c)(i) of the first paragraph of Section 4.07, any amounts included pursuant to clause (c)(iii) of the first paragraph of such Section, (h) the net income (or loss) from the operations of any business that has been divested by distribution, sale, spin-off or abandonment, and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, less (ii) any cash distribution paid or accrued related to payment of the Tax Amount for such period.

          "Consolidated Noncash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and any other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidate basis in accordance with GAAP excluding any such non-cash charge constituting an extraordinary item or loss or any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

          "Continuing Members" means, as of any date of determination, any member of the Management Committee of Holdings who (i) was a member of such Management Committee on the date of this Indenture or (ii) was nominated for election or elected to such Management Committee by any of the Principals or with the approval of a majority of the Continuing Members who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to Holdings.

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit.

          "Currency Agreements" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Holdings or any Restricted Subsidiary of Holdings against fluctuations in currency values.

          "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Noncash Consideration" means any non-cash consideration (other than non-cash consideration that would constitute a Restricted Investment) received by Holdings or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of Holdings or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

          "Designated Preferred Stock" means preferred stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of Holdings, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iv) of the first paragraph of
Section 4.07.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

          "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

          "dividends" means, for so long as Holdings or any applicable Subsidiary is a partnership (or other pass-through entity for federal income tax purposes), dividends or distributions.

          "EITF" means the Emerging Issues Task Force of the Financial Accounting Standards Board.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any offering of Qualified Capital Stock of Holdings.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Debentures" means the Debentures issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of Holdings and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of this Indenture, until such amounts are permanently repaid.

          "Four-Quarter Period" has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on December 31, 1997.

          "General Partner" means ACR Management L.L.C.

          "Global Debentures" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Global Debenture Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (including Interest Swap Obligations) and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Debenture is registered.

          "IAI Global Debenture" means the global Debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, Debentures, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Persons calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Debentures for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Management Committee" means (i) for so long as Holdings is a partnership (or other pass through entity for federal income tax purposes), the management committee (or the equivalent thereof for any other pass through entity for federal income tax purposes) of the General Partner and (ii) otherwise, the Board of Directors of Holdings.

          "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated at least "AAA- " from S&P or "Aaa3" from Moody's.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Obligations" means any principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Issuers, would accrue on such obligations), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Debentures by the Issuers.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements of Sections 11.04 and 11.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.04 and 11.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of Holdings or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Permitted Business" means any business that derives a majority of its revenues from the sale, rental or lease of cranes or other lifting equipment or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged on the date of this Indenture.

          "Permitted Investments" means (i) Investments by Holdings or any Restricted Subsidiary of Holdings in any Restricted Subsidiary of Holdings (whether existing on the date of this Indenture or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of Holdings and Investments in Holdings by any Restricted Subsidiary of Holdings, (ii) cash and Cash Equivalents, (iii) Investments existing on the date of this Indenture, (iv) loans and advances to employees and officers of Holdings and its Restricted Subsidiaries in the ordinary course of business, (v) accounts receivable created or acquired in the ordinary course of business, (vi) Interest Swap Obligations entered into in the ordinary course of Holdings businesses and otherwise in compliance with this Indenture, (vii) Investments in Unrestricted Subsidiaries an amount at any one time outstanding not to exceed $10.0 million,
(viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (ix) guarantees by Holdings of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of Holdings under this Indenture, (x) Investments the payment for which consists exclusively of Qualified Capital Stock of Holdings, (xi) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (xii) Investments received by Holdings or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.10 and (xiii) any Investment by Holdings or a Subsidiary of Holdings in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest.

          "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Holdings or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv)   judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of Holdings or any Restricted Subsidiary of Holdings acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Holdings or any Restricted Subsidiary of Holdings other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created with 90 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Holdings or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii) Liens securing Acquired Indebtedness incurred in reliance on the second paragraph of Section 4.09;

          (xiii) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $15.0 million at any one time outstanding;

          (xiv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Holdings and its Restricted Subsidiaries;

          (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

          (xvii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (xviii) Liens existing on the date of this Indenture, together with any Liens securing Indebtedness incurred in reliance on clause (xiii) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the date of this Indenture; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

          (xix) Liens securing Indebtedness and other Obligations under Credit Facilities that will be permitted by the terms of this Indenture to be incurred;

          (xx) Liens securing Attributable Debt incurred in connection with any sale and leaseback transaction permitted to be consummated pursuant to
Section 4.16;

          (xxi) Liens securing Indebtedness permitted to be incurred pursuant to (A) the Senior Credit Facilities (whether such Indebtedness is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in the first paragraph of Section 4.09 or clause (ii) of Section 4.09, (B) clause (ix) of
Section 4.09 and (C) clause (xiv) of Section 4.09; and

          (xxii) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means Bain Capital, Inc. and any Affiliate of Bain Capital, Inc.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Productive Assets" means assets (including Capital Stock) that are used or usable by Holdings and its Restricted Subsidiaries in Permitted Businesses; provided that for any Capital Stock to qualify as Productive Assets, it must, after giving pro forma effect to the transaction in which it was acquired, be Capital Stock of a Restricted Subsidiary.

          "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture or (ii) implemented by the business that was the subject of any such Asset Acquisition within six months of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period.

          "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Holdings or any Restricted Subsidiary of Holdings in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, principal and other amounts owing to such investors and (iii) amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

          "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by Holdings or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect to such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to Holdings and its Restricted Subsidiary than would otherwise be available at that time.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Debenture" a Regulation S Temporary Global Debenture or Regulation S Permanent Global Debenture, as appropriate.

          "Regulation S Permanent Global Debenture" means a permanent global Debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Debenture upon expiration of the Distribution Compliance Period.

          "Regulation S Temporary Global Debenture" means a temporary global Debenture in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 903 of Regulation S.

          "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Certificated Debenture" means a Certificated Debenture bearing the Private Placement Legend.

          "Restricted Global Debenture" means a Global Debenture bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Debenture" means a global note in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "S&P" means Standard & Poor's.

          "Sale and Leaseback Transaction" means any sale and leaseback transaction by Holdings or any of its Restricted Subsidiaries with respect to assets with an aggregate fair market value (as determined in good faith by the Management Committee) in excess of $1.0 million.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Entity" means a Wholly Owned Subsidiary of Holdings (or another Person in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Management Committee of Holdings (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Restricted Subsidiary of Holdings (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Holdings or any Restricted Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any Restricted Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither Holdings nor any Restricted Subsidiary of Holdings has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Management Committee of Holdings shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the Management Committee of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Credit Facilities" means the Term and Revolving Credit Agreements, dated as of the date of this Indenture, by and among the Company, Goldman Sachs Credit Partners L.P., and the Agent, Collateral Agent and the financial institutions party thereto, providing for revolving credit borrowings and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured from time to time and whether with the same or any other agent, lender or group of lenders, including to increase the amount of available borrowings thereunder.

          "Senior Notes" means the 10 3/8% Senior Notes due 2008 of the
Company.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings that are reasonably customary in an accounts receivable or equipment transactions.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the shares of Capital Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), but shall not include any Unrestricted Subsidiary.

          "Tax Amount" means the amount of distributions, whether paid or accrued, necessary to permit Holdings' partners to pay federal and state income tax liabilities arising from income of Holdings and its Restricted Subsidiaries and taxable to such partners, including the tax distributions contemplated by Holdings' and the Company's respective partnership agreements attributable to such partners solely as a result of Holdings (and any intermediate entity through which any such partner owns its interest in Holdings) being a partnership or similar pass-through entity for federal income tax purposes.

          "Tax Distributions" means a distribution in respect of taxes to the partners of Holdings pursuant to clause (9) of the second paragraph of Section 4.07.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means the total consolidated assets of Holdings and its Restricted Subsidiaries, as set forth on Holdings' most recent consolidated balance sheet.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Certificated Debenture" means one or more Certificated Debentures that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Debenture" means a permanent global Debenture in the form of Exhibit A-1 attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Debentures that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (i) any Subsidiary (other than Anthony Crane Holdings Capital Corporation) that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, Holdings shall be in default of such covenant). The Management Committee may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

          "Used Crane Sales" means sales of used cranes, used parts and other used equipment by Holdings or any of its Restricted Subsidiaries pursuant to the Company's fleet management program in the ordinary course of business consistent with past practices on the date of this Indenture.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Committee or Board of Directors, as applicable, of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned

Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.01.  OTHER DEFINITIONS.

                                                                     Defined in
              Term                                                     Section
         "Acceleration Notice".......................................    6.02
         "Affiliate Transaction".....................................    4.11
         "Authentication Order"......................................    2.02
         "Bankruptcy Law"............................................    4.01
         "Change of Control Offer"...................................    4.15
         "Change of Control Payment".................................    4.15
         "Change of Control Payment Date"............................    4.15
         "Covenant Defeasance".......................................    8.03
         "DTC".......................................................    2.03
         "Event of Default"..........................................    6.01
         "incur".....................................................    4.09
         "Legal Defeasance"..........................................    8.02
         "Net Proceeds Offer"........................................    4.10
         "Net Proceeds Offer Amount".................................    4.10
         "Net Proceeds Offer Payment Date"...........................    4.10
         "Net Proceeds Offer Trigger Date"...........................    4.10
         "Offer Period"..............................................    3.09
         "Paying Agent"..............................................    2.03
         "Permitted Indebtedness"....................................    4.09
         "Purchase Date".............................................    3.09
         "Refinancing Indebtedness"..................................    4.09
         "Refunding Capital Stock"...................................    4.07
         "Registrar".................................................    2.03
         "Required Premiums".........................................    4.09
         "Restricted Payments".......................................    4.07
         "Retired Capital Stock".....................................    4.07

Section 1.02. TIA DEFINITIONS

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Debentures;

          "indenture security Holder" means a Holder of a Debenture;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Debentures means the Issuers and any successor obligor upon the Debentures.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.03.  Rules of Construction.

          Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) provisions apply to successive events and transactions; and

               (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.
                                THE DEBENTURES

Section 2.01.  Form and Dating.

     (a) General. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Debentures. Debentures issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Debenture Legend thereon and the

"Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

     (c) Temporary Global Debentures. Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Debenture or an IAI Global Debenture bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Debenture shall be exchanged for beneficial interests in Regulation S Permanent Global Debentures pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debenture. The aggregate principal amount of the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

          Two Officers shall sign the Debentures for the Issuers by manual or facsimile signature. The Issuers' seal shall be reproduced on the Debentures and may be in facsimile form.

          If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

          A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuers signed by two Officers (an "Authentication Order"), authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03.  Registrar and Paying Agent.

          The Issuers shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

          The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

Section 2.04.  Paying Agent to Hold Money in Trust.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary) shall have no further liability for the money. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Debentures.

Section 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Issuers shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Issuers for Certificated Debentures if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Certificated Debentures and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Debenture be exchanged by the Issuers for Certificated Debentures prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted

  Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Debenture shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Debentures be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Debenture prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.

     (iii) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

            (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Debenture or the Regulation S Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item
         (3) thereof, if applicable.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted

  Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of
  Section 2.06(b)(ii) above and:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,
       (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)    the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

     (c)  Transfer or Exchange of Beneficial Interests for Certificated
  Debentures.

     (i) Beneficial Interests in Restricted Global Debentures to Restricted Certificated Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Certificated Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Debenture, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Certificated Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

          (F) if such beneficial interest is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Debenture in the appropriate principal amount. Any Certificated Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated

     Debentures to the Persons in whose names such Debentures are so registered. Any Certificated Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Debenture may not be exchanged for a Certificated Debenture or transferred to a Person who takes delivery thereof in the form of a Certificated Debenture prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (ii) Beneficial Interests in Restricted Global Debentures to Unrestricted Certificated Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Certificated Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Debenture only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)    the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Certificated Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Certificated Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Certificated Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Debenture in the appropriate principal amount. Any Certificated Debenture issued in exchange for a beneficial interest pursuant to this
  Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Debentures to the Persons in whose names such Debentures are so registered. Any Certificated Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Certificated Debentures for Beneficial Interests.

     (i) Restricted Certificated Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Certificated Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Certificated Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Certificated Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Certificated Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Certificated Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Restricted Certificated Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E) if such Restricted Certificated Debenture is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F) if such Restricted Certificated Debenture is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such Restricted Certificated Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the Rule 144A Global Debenture, in the case of clause
     (c) above, the Regulation S Global Debenture, and in all other cases, the IAI Global Debenture.

     (ii) Restricted Certificated Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Certificated Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Certificated Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)    the Registrar receives the following:

               (1) if the Holder of such Certificated Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Certificated Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Certificated Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

     (iii) Unrestricted Certificated Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Certificated Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Certificated Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

            If any such exchange or transfer from a Certificated Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Certificated Debentures so transferred.

     (e) Transfer and Exchange of Certificated Debentures for Certificated Debentures. Upon request by a Holder of Certificated Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

     (i) Restricted Certificated Debentures to Restricted Certificated Debentures. Any Restricted Certificated Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Debenture if the Registrar receives the following:

            (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
         (3) thereof, if applicable.

     (ii) Restricted Certificated Debentures to Unrestricted Certificated Debentures. Any Restricted Certificated Debenture may be exchanged by the Holder thereof for an Unrestricted Certificated Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Debenture if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)    the Registrar receives the following:

               (1) if the Holder of such Restricted Certificated Debentures proposes to exchange such Debentures for an Unrestricted Certificated Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Certificated Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii) Unrestricted Certificated Debentures to Unrestricted Certificated Debentures. A Holder of Unrestricted Certificated Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Certificated Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Debentures pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global

Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Debentures and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Certificated Debentures in an aggregate principal amount equal to the principal amount of the Restricted Certificated Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Debentures so accepted Certificated Debentures in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Debentures and Certificated Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (i)    Private Placement Legend.

            (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Certificated Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

                  "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
                  (B) IT HAS ACQUIRED THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR
                  (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

                  2. AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,

                  (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING."

            (B) Notwithstanding the foregoing, any Global Debenture or Certificated Debenture issued pursuant to subparagraphs (b)(iv),
         (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
         Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

     "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE

     FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

     (iii) Regulation S Temporary Global Debenture Legend. The Regulation S Temporary Global Debenture shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Debentures.   At such time
as all beneficial interests in a particular Global Debenture have been exchanged for Certificated Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Certificated Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)    General Provisions Relating to Transfers and Exchanges.

     (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Debentures and Certificated Debentures upon the Issuers' order or at the Registrar's request.

     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Certificated Debenture for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

     (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

     (iv) All Global Debentures and Certificated Debentures issued upon any registration of transfer or exchange of Global Debentures or Certificated Debentures shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Certificated Debentures surrendered upon such registration of transfer or exchange.

     (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (c) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

     (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

     (vii) The Trustee shall authenticate Global Debentures and Certificated Debentures in accordance with the provisions of Section 2.02 hereof.

     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Debentures.

               If any mutilated Debenture is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Issuers may charge for their expenses in replacing a Debenture.

               Every replacement Debenture is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.08.  Outstanding Debentures.

               The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Debenture does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Debenture; however, Debentures held by Holdings or a Subsidiary of Holdings shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

               If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

               If the principal amount of any Debenture is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than Holdings, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Debentures.

               In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by Holdings, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Debentures

               Until certificates representing Debentures are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Issuers consider appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

               Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

               The Issuers at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Issuers. The Issuers may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

               If the Issuers default in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the

Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

               If the Issuers elect to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Debentures to be redeemed.

Section 3.02.  Selection of Debentures to Be Redeemed.

               If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

               The Trustee shall promptly notify the Issuers in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.03.  Notice of Redemption

               Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

               The notice shall identify the Debentures to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

          (d)  the name and address of the Paying Agent;

          (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers default in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

               At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

               One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

               If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

Section 3.06.  Debentures Redeemed in Part.

               Upon surrender of a Debenture that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.07.    Optional Redemption.

          (a) Except as provided below, the Debentures will not be redeemable at the Issuers' option prior to August 1, 2003. Thereafter, the Debentures will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                                        PERCENTAGE OF
               YEAR                                                   PRINCIPAL AMOUNT
               -----------------------------------------------------------------------------------
               2003............................................          106.688%
               2004............................................          104.458%
               2005............................................          102.229%
               2006 and thereafter.............................          100.000%


          (b) Notwithstanding the foregoing, at any time prior to August 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Debentures originally issued under the Indenture at a redemption price of 113.375% of the Accreted Value thereof (as determined on the redemption date), plus Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 65% of the aggregate principal amount at maturity of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.


Section 3.08.  Mandatory Redemption.

               The Issuers shall not be required to make mandatory redemption payments with respect to the Debentures.

Section 3.09.  Offer to Purchase by Application of Net Proceeds Offer Amount.

               In the event that, pursuant to Section 4.10 hereof, Holdings shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

               The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), Holdings shall purchase the Net Proceeds Offer Amount of Debentures or, if less than the Net Proceeds Offer Amount has been tendered, all Debentures tendered in response to the Net Proceeds Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

               If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Net Proceeds Offer.

               Upon the commencement of an Net Proceeds Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

          (a)  that the Net Proceeds Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Net Proceeds Offer shall remain open;

          (b) the Net Proceeds Offer Amount, the purchase price and the Purchase Date;

          (c) that any Debenture not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless Holdings defaults in making such payment, any Debenture accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Debenture purchased pursuant to an Net Proceeds Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

          (f) that Holders electing to have a Debenture purchased pursuant to any Net Proceeds Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

          (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, Holdings shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

               On or before the Purchase Date, Holdings shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Debentures or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by Holdings in accordance with the terms of this Section
3.09. Holdings, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by Holdings for purchase, and Holdings shall promptly issue a new Debenture, and the Trustee, upon written request from Holdings shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by Holdings to the Holder thereof. Holdings shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

               Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.
                                  COVENANTS

Section 4.01.  Payment of Debentures.

               The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

               The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

               The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Debentures and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Issuers may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of

Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03.  Reports.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Issuers will furnish to the Holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Holdings were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, Holdings shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          (b) For so long as any Debentures remain outstanding, Holdings shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) Holdings shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of Holdings' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) Holdings shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

               Holdings shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

Section 4.06.  Stay, Extension and Usury Laws.

               The Issuers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Subsidiaries) or to the direct or indirect holders of Holdings' or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Capital Stock of Holdings or the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than intercompany Indebtedness), except a payment of interest or principal at stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter

Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (3), (4) (but only to the extent such Restricted Payment is made with the cash proceeds received by Holdings or one of its Restricted Subsidiaries from any "key man" life insurance policies), (5), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash (determined in good faith by the Management Committee as evidenced by a certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $15.0 million or more, the value shall be determined based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing)) received by Holdings since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to redeem Debentures in accordance with the optional redemption provisions of the Debentures) or from the issue or sale of Disqualified Stock or debt securities of Holdings that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Holdings), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (iv) any dividends (the fair market value of property other than cash shall be determined in good faith by the Management Committee as evidenced by a certificate filed with the trustee, except that in the event the value of any non-cash consideration shall be $15.0 million or more, the value shall be determined based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing) received by Holdings or a Restricted Subsidiary after the date of this Indenture from any Unrestricted Subsidiary of Holdings, to the extent that such dividends were not otherwise included in Consolidated Net Income of Holdings for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, if as a result of such redesignation, (x) the Fixed Charge Coverage Ratio of Holdings on a pro forma basis is lower than such ratio immediately prior thereto, then the lesser of (A) the fair market value of Holdings' Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary or (y) the Fixed Charge Coverage Ratio of Holdings on a pro forma basis is equal to or higher than such ratio immediately prior thereto, the fair market value of Holdings Investment in such Subsidiary as of the date of such redesignation.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any Capital Stock of Holdings (the "Retired Capital Stock"), either (i) solely in exchange for Qualified Capital Stock of Holdings (the "Refunding Capital

Stock"), or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Holdings) of Qualified Capital Stock of Holdings, and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (3) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (3) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of this Indenture (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); provided that, at the time of such issuance, Holdings, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least
1.75 to 1.0 for the most recent Four-Quarter Period; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Subsidiary of Holdings held by any former member of the Holdings' (or any of its Subsidiaries') management committee or any former officer, employee or director of Holdings or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, employment agreement or other similar agreements; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (x) $1.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) plus (y) the aggregate cash proceeds received by Holdings or the Company during such calendar year from any reissuance of Equity Interests by Holdings or the Company to members of management of the Company and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided, further that the aggregate cash proceeds referred to in (y) above shall be excluded from clause (c)(ii) of the preceding paragraph; (5) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $12.0 million since the date of this Indenture; (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (7) distributions to the Current Owners to fund the Transactions and
(8) so long as Holdings is treated as a partnership or disregarded as an entity separate from its owners for federal income tax purposes, distributions to the partners of Holdings in an amount with respect to any period after June 30, 1998 not to exceed the Tax Amount of Holdings for such period.

               The Management Committee may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly an indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of Holdings or (c) transfer any of its property or assets to Holdings or any other Restricted Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture or the Note Indenture; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the date of this Indenture (including, without limitation, the Senior Credit Facilities); (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is in effect on the date such Person is acquired by Holdings or a Restricted Subsidiary of Holdings; (9) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (10) other Indebtedness permitted to be incurred subsequent to the date of this Indenture pursuant to
Section 4.09; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness or preferred stock being incurred or issued (under the relevant circumstances); (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Management Committee, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness and that Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers may incur Indebtedness or issue shares of Disqualified Stock and Holdings' Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock, and (ii) the Consolidated Fixed Charge Coverage Ratio for Holdings' most recently ended Four-Quarter Period would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of such Four-Quarter Period.

               The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

       (i) the incurrence by Holdings of Indebtedness represented by the Debentures issued in the Offering, the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees of the Senior Notes;

       (ii) the incurrence by Holdings and its Restricted Subsidiaries of Indebtedness incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Subsidiaries thereunder) not to exceed the sum of (a) $50.0 million (which amount shall initially be utilized for term Indebtedness) plus (b) the greater of (I) the Borrowing Base or (II) $275.0 million, less, in the case of clauses (a) and (b)(II), taken together, (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding less (B) he amount of all optional or mandatory principal payments actually made by the Company or any of its Restricted Subsidiaries since the date of this Indenture in respect of term loans under Credit Facilities incurred under this clause (ii) (excluding any such payments to the extent refinanced at the time of payment under a Credit Facility) and (C) further reduced by (X) any repayments of revolving credit borrowings under Credit Facilities that are applied in accordance with Section 4.10 and (Y) any Attributable Debt incurred in pursuant to Section 4.16;

       (iii) the incurrence by Holdings and its Restricted Subsidiaries of Indebtedness under Currency Agreements;

       (iv) the incurrence by Holdings and its Restricted Subsidiaries of Existing Indebtedness;

       (v) Interest Swap Obligations of Holdings and its Restricted Subsidiaries covering Indebtedness of Holdings and its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of Holdings, to protect Holdings and its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

       (vi) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries; provided, however, that (i) if Holdings is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

       (vii) the incurrence of Acquired Indebtedness of Restricted Subsidiaries of Holdings to the extent Holdings could have incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness became Acquired Indebtedness;

       (viii) Guarantees by Holdings and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

       (ix) Indebtedness (including Capitalized Lease Obligations) incurred by Holdings or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities);

       (x) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by Holdings or a Restricted Subsidiary in the ordinary course of business and consistent with past practices;

       (xi) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary of Holdings providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of Holdings, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

       (xii) obligations in respect of performance and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary of Holdings in the ordinary course of business;

       (xiii) any refinancing, modification, replacement, renewal, restatement, refunding, defeasance, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith ("Refinancing Indebtedness"); provided that (1) any such event shall not directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of Holdings and its Restricted Subsidiaries, (2) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

       (xiv) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness and/or the issuance of Disqualified Stock in an aggregate principal amount or aggregate liquidation value, as applicable (or accreted value, as applicable), at any time outstanding, including all Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $20 million; and

          (xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt (except for Standard Securitization Undertakings) with respect to Holdings and its other Restricted Subsidiaries.

               The Issuers shall also not incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the Debentures on substantially identical terms; provided, however, that no Indebtedness of the Issuers shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

               For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this
Section 4.09, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of Holdings as accrued.

Section 4.10.  Asset Sales

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Holdings or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Management Committee),
(ii) at least 75% of the consideration received by Holdings or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on Holdings or such Restricted Subsidiary's most recent balance sheet) of Holdings or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets, (b) any Debentures or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are immediately converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received), and (c) any Designated Noncash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision, and (iii) upon the consummation of an Asset Sale, Holdings shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof to reinvest in Productive Assets or to repay Indebtedness under the Senior Credit Facilities. Pending the final application of any such Net Cash Proceeds, Holdings or such Restricted Subsidiary may invest such Net Cash Proceeds in Cash Equivalents.

               On the 366th day after an Asset Sale or such earlier date, if any, as the Management Committee or such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such

Asset Sale as set forth in clause (iii) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (iii) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by Holdings or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, (x) from all holders of Senior Notes on a pro rata basis that amount of Senior Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, or (y) from all Holders on a pro rata basis that amount of Debentures equal to the Net Proceeds Offer Amount at a price equal to 100% of the Accreted Value thereof on the date of repurchase (if such date of repurchase is prior to August 1, 2003) or 100% of the principal amount of the Debentures to be purchased (if such date of repurchase is on or after August 1, 2003), plus, in each case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by Holdings or any Restricted Subsidiary of Holdings, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

               Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by Holdings and its Restricted Subsidiaries aggregates at least $10.0 million, at which time Holdings or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

               Notwithstanding the two immediately preceding paragraphs, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities and (ii) such Asset Sale is for fair market value (as determined in good faith by the Management Committee of the General Partner); provided that any consideration not constituting Productive Assets received by Holdings or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

               Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in Section 3.09. To the extent that the aggregate amount of Debentures tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Holdings may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

               The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debentures pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.

Section 4.11.  Transactions with Affiliates.

          (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series or related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at Holdings option, either (i) a majority of the disinterested members of the Management Committee shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings or (ii) the Management Committee or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings; and provided, further, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Management Committee or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings.

          (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employee or consultants of Holdings or any Subsidiary as determined in good faith by the Management Committee or senior management; (ii) transactions exclusively between or among Holdings and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the date of this Indenture or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of this Indenture;
(iv) Restricted Payments permitted by this Indenture; (v) the payment of customary annual management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Management Committee or such Restricted Subsidiary in good faith; (vi) payments or loans to employees or consultants that are approved by the Management Committee in good faith; (vii) the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of Debentures in any material respect; (viii) transactions permitted by, and complying with, the provisions of Section 5.01; (ix) transactions effected as part of a Qualified Securitization Transaction; (x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Holdings or its Restricted Subsidiaries, in the reasonable determination of the Management Committee or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (xi) any Affiliate Transaction with (A) a Principal or Related Party not in excess of $1.0 million or (B) any other Person not in excess of $100,000.

Section 4.12.  Liens.

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except for Permitted Liens.

Section 4.13.  Conduct of Business.

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged on the date of this Indenture.

Section 4.14.  Corporate Existence.

               Subject to Article 5 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Management Committee shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

Section 4.15.  REPURCHASE AT THE OPTION OF HOLDERS.

               Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the Accreted Value thereof on the date of repurchase (if such date of repurchase is prior to August 1, 2003) or 101% of the aggregate principal amount thereof (if such date of repurchase is on or after August 1, 2003) plus, in each case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

               On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Debentures or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount at maturity to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Debentures to require that the Issuers repurchase or redeem the Debentures in the event of a takeover, recapitalization or similar transaction.

               The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.  Sale Leaseback Transactions

               Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) Holdings or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either (A) the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 or (B) clause (ii) of Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Management Committee and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and Holdings applies the proceeds of such transaction in compliance with Section 4.10.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

               Holdings shall not consolidate or merge with or into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) Holdings is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Holdings under the Registration Rights Agreement, the Debentures and this Indenture pursuant to supplemental indentures in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Holdings with or into a Wholly Owned Restricted Subsidiary of Holdings and except in the case of a merger entered into solely for the purpose of incorporating Holdings or reincorporating Holdings in another jurisdiction, Holdings or the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09. Holdings shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a merger, sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and any of its Restricted Subsidiaries. Notwithstanding the foregoing, Holdings is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture (and AC Holdings Corp. may thereafter liquidate); provided that Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization (and, if applicable, liquidation of AC Holdings Corp.) is not adverse to holders of the Debentures from a U.S. federal tax standpoint (it being recognized that such reorganization shall not be deemed adverse to the holders of the Debentures solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.

Section 5.02.  Successor Corporation Substituted.

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to Holdings), and may exercise every right and power of Holdings under this Indenture with the same effect as if such successor Person had been named as

Holdings herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of Holdings' assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

               An "Event of Default" occurs if:

          (a) Holdings fails to pay interest on any Debentures when the same becomes due and payable if the default continues for a period of 30 days;

          (b) Holdings fails to pay the principal on any Debentures when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Debentures tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) Holdings or any of its Restricted Subsidiaries fails to comply with the provisions of the covenants described in Section 4.10 or 4.15 hereof;

          (d) Holdings defaults in the observance or performance of any other covenant or agreement contained in this Indenture if the default continues for a period of 30 days after the Issuers receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Debentures;

          (e) Holdings fails to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of Holdings or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

          (f) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Issuers or any of their Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non appealable;

          (g) Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i)   commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv)  makes a general assignment for the benefit of its creditors, or

          (v)   generally is not paying its debts as they become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

  and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

               If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Issuers, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Debentures may declare the principal of and accrued interest on all the Debentures to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (g) or
(h) of Section 6.01 occurs with respect to the Issuers, any of Holdings' Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, then such amount shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Debentures.

               At any time after a declaration of acceleration with respect to the Debentures as described in the preceding paragraph, the Holders of a majority in principal amount of Debentures may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of Debentures may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Debentures.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Debentures pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Debentures prior to August 1, 2003, then the premium set forth below for each of the years beginning on August 1 of such year shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Debentures (expressed as a percentage of the Accreted Value of the Debentures on the date of payment that would otherwise be due but for the provisions of this sentence):

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     1998...........................................................  117.833%
     1999...........................................................  115.604%
     2000...........................................................  113.375%
     2001............................................................ 111.146%
     2002............................................................ 108.917%

Section 6.03.  Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

               Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

               Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

               A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

               (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

               A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

Section 6.07.  Rights of Holders of Debentures to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                  ARTICLE 7.
                                   TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)   Except during the continuance of an Event of Default:

     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (b) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e) and (f) of this Section and Section 7.02.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer of Holdings.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of Holding's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Holding personally or by agent or attorney.



Section 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as

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

trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Issuers' use of the proceeds from the Debentures or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

Section 7.06.  Reports by Trustee to Holders of the Debentures.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to Holdings and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA (S) 313(d). Holdings shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

          The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or

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

any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

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

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with
Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuers may, at the option of the Management Committee evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be

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

applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Issuers' obligations with respect to such Debentures under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03.  Covenant Defeasance.

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

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

In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in U.S. dollars, non callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on all outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (including this Indenture and the Senior Credit Facilities) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

     (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Debentures over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

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

     (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Issuers.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or

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

otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Debentures.

          Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of Debentures:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Issuer's obligations to the Holders of the Debentures by a successor to the Issuers pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under this Indenture of any such Holder; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          Upon the request of the Issuers accompanied by a resolution of the Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Debentures.

          Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this

Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures).

          Upon the request of the Issuers accompanied by a resolution of the Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

     (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures, except as provided above with respect to Section 4.15 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

     (e) make any Debenture payable in money other than that stated in the Debentures;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or interest on the Debentures;

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

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

Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Debentures.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Issuers in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Management Committee approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 10.02.  Notices.

          Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Issuers:

          c/o Anthony Crane Rental, L.P.
          1165 Camp Hollow Road
          West Mifflin, Pennsylvania 15122
          Telecopier No.:  (412) 469-0691
          Attention:  Investor Services

          With a copy to:

          Kirkland & Ellis
          153 East 53rd Street
          New York, NY 10022
          Telecopier No.:  (412) 446-4800
          Attention:  Lance Balk, Esq.

          If to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square, 23rd Floor
          225 Asyum Street
          Telecopier No.:  860-244-1889
          Attention:  Dennis Fisher

          The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders of Debentures with Other Holders of Debentures.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

          No partner, director, officer, employee, incorporator or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of

Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 10.08.  Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

          All agreements of the Issuers in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Severability.

          In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                  SIGNATURES

Dated as of July 22, 1998

                                   Anthony Crane Rental holdings, L.P.,


                                   By:  Anthony Crane Rental, Inc.,
                                        its general partner


                                   By: /s/ David Mahokey
                                       -------------------------------------
                                       Name: David Mahokey
                                       Title: Chief Finacial Officer


                                   By: /s/ Dale Buckwalter
                                       -------------------------------------
                                       Name: Dale Buckwalter
                                       Title: Vice President





                                   Anthony Crane Holdings Capital Corporation



                                   By: /s/ David Mahokey
                                       -------------------------------------
                                       Name:  David Mahokey
                                       Title: Chief Financial Officer


                                   State Street Bank and Trust Company

                                   By: /s/ Dennis Fisher
                                       -------------------------------------
                                       Name:  Dennis Fisher
                                       Title: Assistant Vice President

                                  EXHIBIT A-1
                          (Face of Global Debenture)

================================================================================

     (a)  CUSIP/CINS

          13 3/8% [Series A] [Series B] Senior Discount Debentures due 2009

No.__                                                                   $_______

                      Anthony Crane Rental holdings, L.P.
                  Anthony Crane holdings Capital Corporation


promises to pay to ___________________________________________________

or registered assigns,

     the principal sum of __________________________________________________

Dollars on August 1, 2009.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15


                                                  Dated July 22, 1998

Anthony Crane Holdings Capital Corporation        Anthony Crane Rental holdings,
                                                  L.P.


                                                  By:  ACR Management, LLC, its
                                                       general partner

By:_____________________________                  BY:___________________________
Name:                                             Name:
Title:                                            Title:

(SEAL)                                                          (SEAL)

This is one of the Global
Debentures referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
as Trustee
By:_____________________________

                                     A-1-1

================================================================================

                              (Back of Debenture)

       13 3/8% [Series A] [Series B] Senior Discount Debentures due 2009

THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

2.   AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT
(A) TO HOLDINGS OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO HOLDINGS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO HOLDINGS) OR
(G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                                     A-1-2

3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company"), and Anthony Crane Holdings Capital Corporation, a Delaware corporation ("AC Holdings Corp." and, together with Holdings, the "Issuers"), promise to pay interest on the principal amount of this Debenture at 13 3/8% per annum from August 1, 2003 until maturity on August 1, 2009 and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Debentures will accrete at a rate of 13 3/8% per annum, compounded semi-annually to an aggregate principal amount of $48.0 million on August 1, 2003. Thereafter, interest on the Debentures will accrue at the rate of 13 3/8% per annum and will be payable semi-annually in arrears on February 1 and August 1 (or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date")), commencing on February 1, 2004, to Holders of record on the immediately preceding January 15 and July 15. No cash interest will be payable on the Debentures prior to August 1, 2003. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Issuers will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of Holdings maintained for such purpose within or without the City and State of New York, or, at the option of Holdings, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to Holdings or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any

                                     A-1-3

Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Issuers issued the Debentures under an Indenture dated as of July 22, 1998 (the "Indenture") among the Issuers and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Debentures are obligations of Holdings limited to $48.0 million in aggregate principal amount.

          5.   Optional Redemption.

          (a) Except as set forth below, the Debentures will not be redeemable at the Issuers' option prior to August 1, 2003. Thereafter, the Debentures will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                             PERCENTAGE OF
          YEAR                                             PRINCIPAL AMOUNT
          ----                                           --------------------
          2003.....................................             106.688%
          2004.....................................             104.458%
          2005.....................................             102.229%
          2006 and thereafter......................             100.000%

          (b) Notwithstanding the foregoing, at any time prior to August 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Debentures originally issued under the Indenture at a redemption price of 113.375% of the Accreted Value thereof (as determined on the redemption date), plus Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 65% of the aggregate principal amount at maturity of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

          6.   Mandatory Redemption.

          Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Debentures.

          7.   Repurchase at Option of Holder.

          (a) If there is a Change of Control, Holdings shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, Holdings shall mail a

                                     A-1-4
notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If Holdings or a Subsidiary consummates any Asset Sales, within 25 days of each date on which the aggregate amount of Net Proceeds Offer Amount exceeds $10 million, Holdings shall commence an offer to all Holders of Debentures ("Net Proceeds Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Debentures that may be purchased out of the Net Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Debentures tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Holdings (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Debentures surrendered by Holders thereof exceeds the amount of Net Proceeds Offer Amount, the Trustee shall select the Debentures to be purchased on a pro rata basis. Holders of Debentures that are the subject of an offer to purchase will receive an Net Proceeds Offer from Holdings prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, Holdings need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures voting as a single class, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of Holdings' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the

                                     A-1-5
requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. Defaults and Remedies. Events of Default include: (i) Holdings fails to pay interest on any Debentures when the same becomes due and payable if the default continues for a period of 30 days, (ii) Holdings fails to pay the principal on any Debentures when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Debentures tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), (iii) Holdings or any of its Restricted Subsidiaries fails to comply with the provisions of the covenants described in Section 4.10 or 4.15 of the Indenture, (iv) Holdings defaults in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Issuers receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Debentures,
(v) Holdings fails to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of Holdings or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time, (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days, and (vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A partner, director, officer, employee, incorporator or stockholder, of Holdings, as such, shall not have any liability for any obligations of the Issuers under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

                                     A-1-6

          15. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Debentures and Restricted Certificated Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Certificated Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of July 22, 1998, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                     A-1-7

          Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          c/o Anthony Crane Rental, L.P.
          1165 Camp Hollow Road
          West Mifflin, Pennsylvania 15122
          Attention:  Investor Services

                                     A-1-8

                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Debenture on the books of the Issuers. The agent may substitute another to act for him.


Date: _____________

                                    Your Signature:_______________________
                                    (Sign exactly as your name appears on the face of this Debenture)

SIGNATURE GUARANTEE.

                                     A-1-9

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Debenture purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [_] Section 4.10     [_] Section 4.15

          If you want to elect to have only part of the Debenture purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________



Date:___________                       Your Signature:_______________________
                                              (Sign exactly as your name appears
                                         on the Debenture)

                                       Tax Identification No:___________________

Signature Guarantee.

                                    A-1-10

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE

          The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Certificated Debenture, or exchanges of a part of another Global Debenture or Certificated Debenture for an interest in this Global Debenture, have been made:

                                                                        Principal Amount           Signature of
                       Amount of decrease     Amount of increase      at maturity of this       authorized officer
                      in Principal Amount    in Principal Amount        Global Debenture           of Trustee or
                      at maturity of this    at maturity of this         following such               Debenture
 Date of Exchange       Global Debenture       Global Debenture      decrease (or increase)           Custodian
------------------  ----------------------  ---------------------  --------------------------  ---------------------

                                    A-1-11

                                  EXHIBIT A-2

               (Face of Regulation S Temporary Global Debenture)

================================================================================


      (b) CUSIP/CINS

          13 3/8% [Series A] [Series B] Senior Discount Debentures due 2009

No.__                                                                 $_________

                      Anthony Crane Rental Holdings, L.P.
                  Anthony Crane Holdings Capital Corporation


promises to pay to________________________________________________

or registered assigns,

     the principal sum of________________________________________________

Dollars on August 1, 2009.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

                                             Dated July 22, 1998

Anthony Crane Holdings Capital Corporation   Anthony Crane Rental Holdings,
                                             L.P.

                                             By:  ACR Management, LLC, its
                                                  general partner


By:_________________________                 By:____________________________
Name:                                        Name:
Title:                                       Title:

(SEAL)                                                      (SEAL)

This is one of the Global
Debentures referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
as Trustee

                                     A-2-1

By:_____________________

================================================================================

                                     A-2-2

               (Back of Regulation S Temporary Global Debenture)

       13 3/8% [Series A] [Series B] Senior Discount Debentures due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE DEBENTURE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE DEBENTURE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLDINGS SO REQUESTS), (2) TO HOLDINGS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

                                     A-2-3

PURCHASER OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company"), and Anthony Crane Holdings Capital Corporation, a Delaware corporation ("AC Holdings Corp." and, together with Holdings, the "Issuers"), promise to pay interest on the principal amount of this Debenture at 13 3/8% per annum from August 1, 2003 until maturity on August 1, 2009 and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Debentures will accrete at a rate of 13 3/8% per annum, compounded semi-annually to an aggregate principal amount of $48.0 million on August 1, 2003. Thereafter, interest on the Debentures will accrue at the rate of 13 3/8% per annum and will be payable semi-annually in arrears on February 1 and August 1 (or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date")), commencing on February 1, 2004, to Holders of record on the immediately preceding January 15 and July 15. No cash interest will be payable on the Debentures prior to August 1, 2003. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Debenture is exchanged for one or more Regulation S Permanent Global Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Debenture shall in all other respects be entitled to the same benefits as other Senior Subordinated Debentures under the Indenture.

          2. Method of Payment. The Issuers will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of Holdings maintained for such purpose within or without the City and State of New York, or, at the option of Holdings, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to Holdings or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Co., the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any Paying

                                     A-2-4

Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Issuers issued the Debentures under an Indenture dated as of July 22, 1998 (the "Indenture") among the Issuers and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are secured obligations of Holdings limited to $48.0 million in aggregate principal amount.

          5.  Optional Redemption.

     (a) Except as provided below, the Debentures will not be redeemable at the Issuers' option prior to August 1, 2003. Thereafter, the Debentures will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                                PERCENTAGE OF
YEAR                                                           PRINCIPAL AMOUNT
----                                                           ----------------
2003.......................................................    106.688%
2004.......................................................    104.458%
2005.......................................................    102.229%
2006 and thereafter........................................    100.000%

          (b) Notwithstanding the foregoing, at any time prior to August 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Debentures originally issued under the Indenture at a redemption price of 113.375% of the Accreted Value thereof (as determined on the redemption date), plus Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 65% of the aggregate principal amount at maturity of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

          6.  Mandatory Redemption.

          Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Debentures.

          7.   Repurchase at Option of Holder.

          (a) If there is a Change of Control, Holdings shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, Holdings shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                     A-2-5

          (b) If Holdings or a Subsidiary consummates any Asset Sales, within 25 days of each date on which the aggregate amount of Net Proceeds Offer Amount exceeds $10 million, Holdings shall commence an offer to all Holders of Debentures ("Net Proceeds Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Debentures that may be purchased out of the Net Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Debentures tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Holdings (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Debentures surrendered by Holders thereof exceeds the amount of Net Proceeds Offer Amount, the Trustee shall select the Debentures to be purchased on a pro rata basis. Holders of Debentures that are the subject of an offer to purchase will receive an Net Proceeds Offer from Holdings prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Debenture is exchangeable in whole or in part for one or more Global Debentures only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Debenture for one or more Global Debentures, the Trustee shall cancel this Regulation S Temporary Global Debenture.

          10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place

                                     A-2-6
of certificated Debentures, to provide for the assumption of Holdings' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. Defaults and Remedies. Events of Default include: (i) Holdings fails to pay interest on any Debentures when the same becomes due and payable if the default continues for a period of 30 days, (ii) Holdings fails to pay the principal on any Debentures when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Debentures tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), (iii) Holdings or any of its Restricted Subsidiaries fails to comply with the provisions of the covenants described in Section 4.10 or 4.15 of the Indenture, (iv) Holdings defaults in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Issuers receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Debentures,
(v) Holdings fails to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of Holdings or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time, (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days, and (vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A partner, director, officer, employee, incorporator or stockholder, of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of,

                                     A-2-7
such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

          15. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Debentures and Restricted Certificated Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Certificated Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of July 22, 1998, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          c/o Anthony Crane Rental, L.P.
          1165 Camp Hollow Road
          West Mifflin, Pennsylvania 15122
          Attention:  Investor Services

                                     A-2-8

                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
          (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Debenture on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_________

                                    Your Signature:__________________

(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

                                     A-2-9

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Debenture purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

   [ ] Section 4.10  [ ] Section 4.15

          If you want to elect to have only part of the Debenture purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


________________________________________________________________________________

Date:__________                  Your Signature:_____________________
(Sign exactly as your name appears on the Debenture)

                                 Tax Identification No.:_____________

Signature Guarantee.

                                    A-2-10

       SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

          The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or of other Restricted Global Debentures for an interest in this Regulation S Temporary Global Debenture, have been made:

                                                                   Principal Amount         Signature of
                      Amount of decrease    Amount of increase    at maturity of this    authorized officer
                     in Principal Amount   in Principal Amount     Global Debenture         of Trustee or
                     at maturity of this   at maturity of this      following such           Debenture
Date of Exchange       Global Debenture      Global Debenture    decrease (or increase)      Custodian
----------------     -------------------   --------------------  ----------------------  -------------------

                                    A-2-11

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Anthony Crane Rental Holdings, L.P.
Anthony Crane Holdings Capital Corporation
1165 Camp Hollow Road
West Mifflin, Pennsylvania 15122

[Registrar address block]

          Re:  13 3/8% Senior Discount Debentures due 2009
               -------------------------------------------

          Reference is hereby made to the Indenture, dated as of July 22, 1998 (the "Indenture"), between Anthony Crane Rental Holdings L.P. and Anthony Crane
      ---------
Holdings Capital Corporation, as issuers (the "Issuers"), and State Street Bank
                                               -------
and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the
                                ----------
Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A
---------                         ----------
hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
         ----------------------------------------------------------------------
RULE 144A GLOBAL DEBENTURE OR A CERTIFICATED DEBENTURE PURSUANT TO RULE 144A.
----------------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act"), and, accordingly, the Transferor hereby further certifies that the
---
beneficial interest or Certificated Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Debenture and/or the Certificated Debenture and in the Indenture and the Securities Act.

2.   [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
         ----------------------------------------------------------------------
TEMPORARY REGULATION S GLOBAL DEBENTURE, THE REGULATION S GLOBAL DEBENTURE OR A
-------------------------------------------------------------------------------
CERTIFICATED DEBENTURE PURSUANT TO REGULATION S.  The Transfer is being effected
-----------------------------------------------
pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Debenture , the Temporary Regulation S Global Debenture and/or the Certificated Debenture and in the Indenture and the Securities Act.

3.  [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
        -------------------------------------------------------------------
INTEREST IN THE IAI GLOBAL DEBENTURE OR A CERTIFICATED DEBENTURE PURSUANT TO ANY
--------------------------------------------------------------------------------
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Certificated Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to Holdings or a subsidiary thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Certificated Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Debenture and/or the Certificated Debentures and in the Indenture and the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Certificated Debenture.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Certificated Debentures and in the Indenture.

          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Certificated Debentures and in the Indenture.

          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Certificated Debentures and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.



                                    ____________________________________
                                    [Insert Name of Transferor]


                                    By:__________________________________
                                       Name:
                                       Title:

Dated:_____, ____

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_] a beneficial interest in the:

          (i)   [_] Rule 144A Global Debenture (CUSIP _________), or

          (ii)  [_] Regulation S Global Debenture (CUSIP _________), or

          (iii) [_] IAI Global Debenture (CUSIP ________); or

          (b)   [_] a Restricted Certificated Debenture.

     2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]


          (a)  [_] a beneficial interest in the:

               (i)   [_] Rule 144A Global Debenture (CUSIP ________), or

               (ii)  [_] Regulation S Global Debenture (CUSIP ________), or

               (iii) [_] IAI Global Debenture (CUSIP ________); or

               (iv)  [_] Unrestricted Global Debenture (CUSIP ________); or

          (b)  [_] a Restricted Certificated Debenture; or

          (c)  [_] an Unrestricted Certificated Debenture,

     in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


Anthony Crane Rental Holdings, L.P.
Anthony Crane Holdings Capital Corporation
1165 Camp Hollow Road
West Mifflin, Pennsylvania 15122

[Registrar address block]

       Re:  13 3/8% Senior Discount Debentures due 2009
            -------------------------------------------

                             (CUSIP______________)


       Reference is hereby made to the Indenture, dated as of July 22, 1998 (the "Indenture"), among Anthony Crane Rental Holdings, L.P. and Anthony Crane
 ---------
Holdings Capital Corporation, as issuers (the "Issuers"), and State Street Bank
                                               -------
and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       ____________, (the "Owner") owns and proposes to exchange the
                           -----
Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the "Exchange"). In
                                                                --------
connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED CERTIFICATED DEBENTURES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL DEBENTURE FOR UNRESTRICTED CERTIFICATED DEBENTURES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL DEBENTURE

          (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
                    --------------------------------------------------
RESTRICTED GLOBAL DEBENTURE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL
----------------------------------------------------------------------------
DEBENTURE.  In connection with the Exchange of the Owner's beneficial interest
---------
in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture
---------------
and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
                    --------------------------------------------------
RESTRICTED GLOBAL DEBENTURE TO UNRESTRICTED CERTIFICATED DEBENTURE.  In
------------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Certificated Debenture, the Owner hereby certifies (i) the Certificated Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED DEBENTURE
                    -----------------------------------------------------------
TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE.  In connection with
----------------------------------------------------------
the Owner's Exchange of a Restricted Certificated Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED DEBENTURE
                    -----------------------------------------------------------
TO UNRESTRICTED CERTIFICATED DEBENTURE.  In connection with the Owner's Exchange
--------------------------------------
of a Restricted Certificated Debenture for an Unrestricted Certificated Debenture, the Owner hereby certifies (i) the Unrestricted Certificated Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED CERTIFICATED DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES FOR RESTRICTED CERTIFICATED DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES

          (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
                    --------------------------------------------------
RESTRICTED GLOBAL DEBENTURE TO RESTRICTED CERTIFICATED DEBENTURE.  In connection
----------------------------------------------------------------
with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Certificated Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Debenture and in the Indenture and the Securities Act.

          (b)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED DEBENTURE
                    -----------------------------------------------------------
TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE.  In connection with the
-------------------------------------------------------
Exchange of the Owner's Restricted Certificated Debenture for a beneficial interest in the [CHECK ONE] " Rule 144A Global Debenture, " Regulation S Global Debenture, " IAI Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

                    This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.

                                    ___________________________________
                                         [Insert Name of Owner]


                                    By: _______________________________
                                        Name:
                                        Title:

Dated: ________________, ____

                                   EXHIBIT D


                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Anthony Crane Rental Holdings, L.P.
Anthony Crane Holdings Capital Corporation
1165 Camp Hollow Road
West Mifflin, Pennsylvania 15122

[Registrar address block]

       Re:  13 3/8% Senior Discount Debentures due 2009
            -------------------------------------------

            Reference is hereby made to the Indenture, dated as of July 22, 1998 (the "Indenture"), among Anthony Crane Rental Holdings, L.P. and Anthony Crane
      ---------
Holdings Capital Corporation, as issuers (the "Issuers"), and State Street Bank
                                               -------
and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Debenture, or

          (b)  [_]  a Certificated Debenture,

          we confirm that:

               1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
                                                --------------

               2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to Holdings or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Holdings a signed letter substantially in the form of this letter and , if such transfer is in respect of a principal amount of Debentures, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to Holdings to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Certificated Debenture or beneficial interest in a Global Debenture from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and Holdings such certifications, legal opinions and other information as you and Holdings may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                               __________________________________________
                               [Insert Name of Accredited Investor]



                               By:_______________________________
                                  Name:
                                  Title:


Dated: __________________, ____

                                      D-2